SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Documentum, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DOCUMENTUM, INC.

6801 Koll Center Parkway
Pleasanton, CA 94566

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2003

To the Stockholders of Documentum, Inc.:

      Notice is Hereby Given that the Annual Meeting of Stockholders of Documentum, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 27, 2003 at 10:00 a.m. local time at the Company’s corporate headquarters, 6801 Koll Center Parkway, Pleasanton, CA 94566 for the following purposes:

1.	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

2.	To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors of the Company has fixed the close of business on March 31, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

SAYED DARWISH, ESQ.
Vice President, General Counsel and Secretary

Pleasanton, California

April 25, 2003

      All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option/SAR Grants in Last Fiscal Year
Aggregated Option/Sar Exercises in Last Fiscal Year, and FY-End Option/Sar Values
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
OPTION REPRICING INFORMATION
PERFORMANCE MEASUREMENT COMPARISON
CERTAIN TRANSACTIONS
“HOUSEHOLDING” OF PROXY MATERIALS
OTHER MATTERS

DOCUMENTUM, INC.

6801 Koll Center Parkway
Pleasanton, CA 94566

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 27, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Documentum, Inc., a Delaware corporation (“Documentum” or the “Company”), with its principal executive offices located at 6801 Koll Center Parkway, Pleasanton, California 94566. This proxy is for use at the Annual Meeting of Stockholders to be held on May 27, 2003, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 6801 Koll Center Parkway, Pleasanton, California 94566. The Company intends to mail this proxy statement and accompanying proxy card on or about April 25, 2003 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on March 31, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2003, the Company had outstanding and entitled to vote 48,614,374 shares of Common Stock.

      The proposals that will be presented at the meeting and upon which stockholders are being asked to vote are discussed in the following section entitled Proposals. Each share of Documentum Common Stock that you own entitles you to one vote.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Methods

      Stockholders may vote by mail, by telephone, over the Internet or in person at the meeting. Shares will be voted in accordance with the instructions indicated by the stockholder. If a stockholder does not indicate voting instructions, the shares will be voted for the two (2) named nominees for directors, for ratification of KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003, and in the discretion of the proxies (as defined below) as to other matters that may properly come before the meeting.

Voting by Mail

      By signing and returning the proxy card in the enclosed prepaid and addressed envelope you are enabling the individuals named on the proxy card (known as proxies) to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the Annual Meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone

      To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2003. Submitting your proxy by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Voting on the Internet

      To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on May 26, 2003. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

Voting in Person at the Meeting

      If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

      If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 6801 Koll Center Parkway, Pleasanton, California 94566, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 24, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to May 20, 2004. Stockholders are also advised to review the company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three (3) classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors, or by the vote of the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

      The Board of Directors is presently composed of seven (7) members. There are two (2) directors in the class whose term of office expires in 2003. Each of the nominees for election to this class is currently a director of the Company, and Mr. Pehl was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2006 annual meeting and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two (2) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

David DeWalt

      David DeWalt, age 38, has served as a director and as the Company’s President and Chief Executive Officer since July 2001. From October 2000 to July 2001, he was Executive Vice President and Chief Operating Officer of the Company. From August 1999 to October 2000, Mr. DeWalt was Executive Vice President and General Manager, eBusiness Unit. From August 1997 to December 1998, Mr. DeWalt was Founding Principal and Vice President of Eventus Software, a web content software company, where he was responsible for sales and marketing, consulting services and support, product management and business development. Following Eventus’ 1998 acquisition by Segue Software, an e-business software company, Mr. DeWalt served as Vice President, North American Sales for Segue. From July 1995 to July 1997, Mr. DeWalt held the position of Vice President of Sales and Marketing at Quest Software, a provider of performance management solutions. Mr. DeWalt also held various positions in sales management at Oracle Corporation, a database software company, from August 1989 to July 1995. Mr. DeWalt also serves on the Board of Directors of SERENA Software, Inc., a public company providing software that automates change to enterprise code and content.

Michael Pehl

      Michael Pehl, age 41, has served as a director of the Company since January 2000. From November 1999 to August 2000, Mr. Pehl held various positions at Razorfish, Inc., a company that provides strategic, creative and technology solutions to digital businesses, including President, Chief Operating Officer and Director. From July 1996 through October 1999, Mr. Pehl was Chairman and Chief Executive Officer of International Integration, Inc. (I-Cube), which was acquired by Razorfish. Prior to working at I-Cube, Mr. Pehl was a founder of International Consulting Solutions, an SAP implementation and business process consultancy.

The Board of Directors Recommends

A Vote FOR Each Named Nominee.

Directors Continuing in Office Until the 2004 Annual Meeting

Gary M. Banks

      Gary M. Banks, age 53, has served as a director of the Company since March 1999. Mr. Banks is a partner at Heartland Industrial Partners, a private equity firm. From October 1999 to May 2000, Mr. Banks served as Vice President and Chief Information Officer of Sithe Energies, an electricity generation and trading company. From July 1998 to July 1999, he was Vice President and Chief Information Officer for Xerox Corporation, a manufacturing company. From June 1992 to July 1998, Mr. Banks served as Director MIS for the agricultural division of Monsanto, Inc., a life sciences company. Before joining Monsanto, he spent 15 years with Bristol-Myers Squibb Company, a pharmaceutical company, as director MIS.

John Hamm

      John Hamm, age 43, has served as a director of the Company since August 2000. Since January 2001, Mr. Hamm has been a partner at Redpoint Ventures, a private venture capital firm investing in high technology companies. Prior to Redpoint Ventures, Mr. Hamm was Managing Director at Internet Capital Group, a leading B2B venture capital and operating company from December 1999 to December 2000. Prior to that, Mr. Hamm served as President and Chief Executive Officer of Whistle Communications, a supplier of small office Internet appliance products, from August 1996 to December 1999. Whistle was acquired by IBM Corporation in June 1999. From November 1990 to August 1996, Mr. Hamm was Executive Vice President and General Manager of Enterprise Computing Business Unit at Adaptec, Inc., a supplier of computer input/ output controllers. Mr. Hamm also serves on the board of directors of several privately-held companies.

Geoffrey A. Moore

      Geoffrey A. Moore, age 56, has served as a director of the Company since March 1998. Since 1992, Mr. Moore has served as the Chairman, Founder and a principal of The Chasm Group, a services company offering marketing strategy consulting with a focus on high technology clients. He is also a Venture Partner with Mohr, Davidow Ventures, a California-based venture capital firm. Mr. Moore has written several books, including Crossing the Chasm, published in 1991, Inside the Tornado, published in 1995, The Gorilla Game, published in 1998, and Living on the Fault Line, published in 2000. Prior to founding The Chasm Group, Mr. Moore was a principal and partner at Regis McKenna, Inc., a marketing and communications company focused on high technology clients. Prior to that, he held various executive and marketing positions at three different software companies: Rand Information Systems, Enhansys and Mitem. Mr. Moore serves on the boards of directors of a private company and Lawson Software Inc., a public company. Mr. Moore also sits on the advisory board of Agile Software.

Directors Continuing in Office Until the 2005 Annual Meeting

Jeffrey A. Miller

      Jeffrey A. Miller, age 52, has served as a member of the Board of Directors since July 1993 and became Chairman of the Board in January 2001. Mr. Miller is currently a venture partner at Redpoint Ventures, a private investment and venture capital organization. From July 1993 to July 2001, he was President and Chief Executive Officer of the Company. Presently Mr. Miller is employed on a part-time basis by the Company. From April 1991 to March 1993, Mr. Miller was a division president at Cadence Design Systems, Inc., a supplier of electronic design automation software. From February 1983 to April 1991, Mr. Miller was Vice President and General Manager and Vice President of Marketing at Adaptec, Inc., a supplier of computer input/ output controllers. Prior to that, Mr. Miller held various positions at Intel Corporation, a manufacturer of semiconductor components. Mr. Miller is on the boards of directors of Momentum Applications, Inc., a public company, and two private companies.

Robert V. Adams

      Robert V. Adams, age 71, became Chairman Emeritus of the Board of Directors in January 2001. Mr. Adams has been a director of the Company since the Company’s inception in January 1990 and served as Chairman of the Board until January 2001. Since September 1999, he has served as the President of Adams Capital Management, a private investment and venture capital organization. From March 1989 to September 1999, Mr. Adams served as the President of Xerox Technology Ventures, a venture capital unit of Xerox Corporation. Mr. Adams is also a director of Tekelec, a public company.

Board Committees and Meetings

      The Board of Directors held eight (8) meetings during fiscal year 2002 and acted by unanimous written consent eight (8) times during fiscal year 2002. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; and receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three (3) non-employee directors: Robert Adams, John Hamm and Gary Banks. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee met seven (7) times during fiscal year 2002. To ensure that the Audit Committee has an independent and confidential view of our management, our internal controls and our policies and procedures as they relate to the quality and reliability of our financial statements and disclosures, portions of these meetings are conducted independent of our management. The Audit Committee charter, which reflects standards set forth in SEC regulations and NASDAQ rules, is included as Appendix A in our proxy statement filed on April 24, 2001.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee currently is composed of two (2) non-employee directors: Michael Pehl and John Hamm. The Compensation Committee met two (2) times during fiscal year 2002 and acted by unanimous written consent three (3) times during fiscal year 2002.

      The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof. No procedure has been established for the consideration of nominees recommended by stockholders. Until January 30, 2003, the Nominating Committee was composed of two (2) directors, Robert Adams and John Hamm. The Nominating Committee is currently composed of three (3) directors: Robert Adams, Gary Banks and Michael Pehl. The Nominating Committee did not meet during fiscal year 2002.

      During the fiscal year ended December 31, 2002, all directors attended at least seventy five percent (75%) of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors(1)

      The Audit Committee of the Board of Directors of Documentum consists of three (3) directors, all of whom are independent directors. The Audit Committee serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit

      (1)This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

process, and process for monitoring compliance with laws and regulations. Documentum’s management has primary responsibility for preparing Documentum’s financial statements and Documentum’s financial reporting process. Documentum’s independent auditors for the fiscal year ended December 31, 2002, KPMG LLP, are responsible for expressing an opinion on the conformity of Documentum’s audited financial statements to generally accepted accounting principles in the United States.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2002 with Documentum’s management.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards 61 (SAS 61).

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from Documentum.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of Documentum, and the Board has approved, that the audited financial statements referred to above be included in Documentum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

      Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market.

Submitted by the members of the Audit Committee of the Board of Directors:

Robert V. Adams
Gary M. Banks
John Hamm

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Fiscal year 2002 was the first year that KPMG LLP audited the Company’s financial statements. KPMG LLP was engaged as the Company’s independent auditors on March 14, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Neither Documentum’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends

A Vote FOR Proposal 2.

Fees of Independent Auditors for the Fiscal Year Ended December 31, 2002

      Following is information regarding the aggregate fees billed to the Company by its independent auditors, KPMG LLP, for services rendered during the fiscal year ended December 31, 2002.

      Audit Fees. During the fiscal year ended December 31, 2002, the aggregate fees billed by KPMG LLP for the audit of the Company’s financial statements for such fiscal year and for the review of the Company’s interim financial statements were $647,120.

      Financial Information Systems Design and Implementation Fees. KPMG LLP did not provide any information technology consulting services during the fiscal year ended December 31, 2002.

      All Other Fees. During fiscal year ended December 31, 2002, the aggregate fees billed by KPMG LLP for professional services other than audit fees were $474,372. The Audit Committee of the Board of Directors has determined that the rendering of such non-audit services by KPMG LLP is compatible with maintaining the auditor’s independence.

Information Regarding Change of Independent Auditors

      The Audit Committee and the Board of Directors annually consider the selection of the Company’s independent auditors. On March 14, 2002, the Company dismissed Arthur Andersen LLP as the Company’s independent auditors and engaged KPMG LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2002. The decision to dismiss Arthur Andersen as the Company’s independent auditors was approved by the Audit Committee and the Board. The appointment of KPMG was ratified by the stockholders at the Company’s 2002 annual meeting.

      Arthur Andersen’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 1999 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen’s report on the Company’s consolidated financial statements for 2001 does not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Company’s fiscal years ending December 31, 2000 and December 31, 2001 and through March 20, 2002 (the date the Company filed a Current Report on Form 8-K disclosing its decision to no longer engage Arthur Andersen), there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

      During the Company’s fiscal years ending December 31, 2000 and December 31, 2001 and through March 20, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of February 28, 2003, unless otherwise indicated below, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table and serving as an executive officer of the Company as of December 31, 2002; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)

	Number of	Percent of
	Shares	Total
Beneficial Owner
Deutsche Bank AG(2)	3,614,100	7.44%
Tannusanlage 12, D-60325
Frankfurt am Main Federal Republic of Germany
Pilgrim Baxter& Associates, Ltd.(2)	2,712,000	5.58%
1400 Liberty Ridge Drive Wayne, PA 19087-5593
Putnam Investment Management(2)	2,500,985	5.14%
One Post Office Square Boston, MA 02109
David G. DeWalt(3)	1,095,733	2.25%
Joseph P. Gabbert(4)	205,170	*
Howard I. Shao(5)	425,054	*
Robert V. Adams(6)	176,838	*
Gary Banks(7)	90,000	*
John Hamm(8)	55,000	*
Jeffrey A. Miller(9)	1,447,700	2.98%
Geoffrey A. Moore(10)	98,500	*
Michael Pehl(11)	75,000	*
Michael P. DeCesare(12)	156,034	*
Russell A. Harris	2,783	*
Mark Frost(13)	73,816	*
All directors and executive officers as a group (16 persons)(14)	4,898,269	10.08%

*	Less than one percent

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the “SEC”). Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 48,601,923 shares outstanding on February 28, 2003 adjusted as required by rules promulgated by the SEC.
(2)	Based solely on Schedules 13G filed by Deutsche Bank AG on February 10, 2003, Pilgrim Baxter & Associates, Ltd. on February 13, 2003, and Putnam Investment Management on February 14, 2003. Represents information as of December 31, 2002.
(3)	Includes 1,092,029 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(4)	Includes 192,369 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(5)	Includes (i) 21,200 shares held by Mr. Shao’s children, and (ii) 325,003 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(6)	Includes 86,666 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(7)	Includes 90,000 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(8)	Includes 55,000 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(9)	Includes (i) 500,568 shares held by Jeffrey Miller and Karen Miller, as Co-trustees of the Miller Living Trust dated July 7, 1985, and (ii) 947,132 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.

(10)	Includes 95,000 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(11)	Includes 75,000 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(12)	Includes 154,583 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(13)	Includes 71,709 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.
(14)	Includes 3,564,569 shares issuable upon the exercise of options exercisable within 60 days of February 28, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with; except that due to an administrative error, a report covering a 50,000 share stock option grant for Mr. DeCesare was not made within the time period allowed, and as a result his filing was late.

EXECUTIVE COMPENSATION

Compensation of Directors

      Each non-employee director of the Company receives an annual retainer of $15,000 and a per meeting fee of $2,000. The Compensation Committee members receive $4,000 per year, which is paid quarterly. The Audit Committee members receive $1,000 per meeting. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

      Each non-employee director of the Company is also eligible to receive stock option grants under the 1995 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and the 1996 Equity Incentive Plan (the “1996 Plan”). Only non-employee directors of the Company are eligible to receive options under the Directors’ Plan. Each non-employee director of the Company is automatically granted a non-discretionary option to purchase 40,000 shares of Common Stock upon becoming a member of the Board of Directors. During the last fiscal year, the Company did not grant any options to new non-employee directors of the Company.

      In addition, each non-employee director is automatically granted an option to purchase 15,000 shares of Common Stock on June 30th of each year, provided such person has continuously served as a non-employee director for at least six (6) months prior to such date. During the last fiscal year, the Company granted options covering 15,000 shares to each non-employee director of the Company under the Directors’ Plan, at an exercise price per share of $12.00. The fair market value of such Common Stock on the date of grant was $12.00 per share (based on the closing sales price reported on the NASDAQ National Market for the date of grant). As of December 31, 2002, options covering 226,670 shares had been exercised under the Directors’ Plan by non-employee directors. To date, no options have been granted to non-employee directors under the 1996 Plan.

      Directors who are also employees of the Company are eligible to receive option grants under the 1996 Plan. Employee directors may also participate in the Company’s Employee Stock Purchase Plan.

      Jeffrey A. Miller was President and Chief Executive Officer of the Company from July 1993 to July 2001, and following such time has served as a part-time employee of the Company in addition to serving as the Chairman of the Board. In fiscal year 2002, Mr. Miller received a salary of $76,228 related to his part-time employment and a bonus of $285,748 related to his services as the Company’s President and Chief Executive Officer for a portion of fiscal year 2001.

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation of Executive Officers

      The following table shows for the fiscal years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, each person who served as the Company’s Chief Executive Officer during fiscal year 2002, its other four most highly compensated executive officers at December 31, 2002 and one former executive officer who would have been one of the four most highly compensated executive officers had he been employed by the Company at December 31, 2002 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
		Annual Compensation				Awards

				Other		Securities
		Salary	Bonus	Annual		Underlying Options/
Name and Principal Position	Year	($)	($)	Compensation($)		SARs(#)

David G. DeWalt	2002	335,000	284,468	6,469	(1)	0
President and Chief Executive	2001	324,167	275,000	19,169		904,297 (2)
Officer	2000	260,417	112,800	13,937		1,400,000

Michael P. DeCesare	2002	346,410	0	235,289	(3)	50,000
Executive Vice President,	2001
Worldwide Field Operations(3)	2000

Howard I. Shao	2002	290,000	126,211	724	(4)	0
Executive Vice President, Founder	2001	290,000	165,000	8,435		77,822
and Chief Technology Officer	2000	265,000	149,400	19,106		60,000

Mark D. Frost	2002	275,000	67,953	724	(5)	0
Vice President and General	2001	206,250	0	5,740		202,566
Manager, Product Operations(5)	2000

Joseph P. Gabbert	2002	225,000	96,667	724	(6)	75,000
Executive Vice President,	2001	225,000	105,000	7,898		52,085
Worldwide Human Resources	2000	210,000	97,400	8,238		50,000

Russell Harris	2002	164,980	181,871	422	(7)	0
Former Executive Vice President,	2001	260,000	250,000	12,127		53,111
Worldwide Field Operations	2000	230,000	115,900	18,070		60,000

(1)	Includes $5,745 of Quota Club benefits and $724 of Flex Credits; where “Quota Club” is a an annual off-site event held for certain eligible executives and those sales employees who exceed their sales quotas and “Flex Credits” is a benefit offered by the Company pursuant to which employees may purchase a broad portfolio of company-sponsored healthcare and insurance plans.
(2)	Includes 900,000 shares granted in connection with the Company’s Option Exchange Program pursuant to which options for 900,000 shares granted in 2000 were first cancelled.
(3)	Mr. DeCesare joined the Company in December, 2001. Includes $5,745 of Quota Club benefits, $654 of Flex Credits, and $228,890 of commissions on sales.
(4)	Includes $724 of Flex Credits.
(5)	Mr. Frost joined the Company in April, 2001. Includes $724 of Flex Credits in 2002.
(6)	Includes $724 of Flex Credits.
(7)	Mr. Harris left the Company in July 2002. Includes $422 of Flex Credits.

STOCK OPTION GRANTS AND EXERCISES

      The Company grants options to its executive officers under its 1993 Equity Incentive Plan (the “1993 Plan”) and its 1996 Equity Incentive Plan (the “1996 Plan”). As of December 31, 2002, options to purchase a total of 4,197,606 shares were outstanding under the 1993 Plan and options to purchase 422,997 shares remained available for grant thereunder. As of December 31, 2002, options to purchase a total of 9,848,230 shares were outstanding under the 1996 Plan and options to purchase 2,733,475 shares remained available for grant thereunder. These numbers are as of December 31, 2002, subsequent to which the Company’s Board of Directors has approved a 3,000,000 share increase to the shares available for grant under the 1996 Plan. The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option/ SAR Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed
					Annual Rates of
					Stock Price
					Appreciation for
	Individual Grants				Option Term(1)

		% of Total
	Number of	Options/
	Securities	SARs Granted	Exercise
	Underlying Options/	to Employees	or Base
	SARs Granted	in Fiscal	Price	Expiration
Name	(#)(2)	Year(3)	($/Sh)	Date	5%($)	10%($)

David G. DeWalt	0	0	0	N/A	N/A	N/A
President and Chief Executive Officer
Michael P. DeCesare	50,000	1.99%	$14.16	10/24/12	$445,257	$1,128,370
Executive Vice President, Worldwide Field Operations
Howard I. Shao	0	0	0	N/A	N/A	N/A
Executive Vice President, Founder and Chief Technology Officer
Mark D. Frost	0	0	0	N/A	N/A	N/A
Vice President and General Manager, Product Operations
Joseph P. Gabbert	75,000	2.98%	$21.47	1/16/12	$1,012,678	$2,566,324
Executive Vice President, Worldwide Human Resources
Russell Harris	0	0	0	N/A	N/A	N/A
Former Executive Vice President, Worldwide Field Operations

(1)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

(2)	Options have a term of ten years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service with the Company. Vesting on all grants is 25% one year from date of grant, and 1/48th monthly thereafter.

(3)	Based on an aggregate of 2,513,034 shares subject to options granted to employees in the fiscal year ended December 31, 2002, which total includes 318,134 shares granted by eRoom Technologies, Inc. prior to its acquisition by the Company in December 2002.

Aggregated Option/ Sar Exercises in Last Fiscal Year,

and FY-End Option/ Sar Values

			Number of
			Securities
			Underlying		Value of Unexercised
			Unexercised		In-the-Money
			Options/SARs at		Options/SARs at
			FY-End(#)		FY-End($)
	Shares Acquired	Value	Exercisable/		Exercisable/
Name	on Exercise(#)	Realized($)(1)	Unexercisable		Unexercisable(2)

David G. DeWalt	40,000	$353,800	953,811/	610,486	$939,268/$330,732
President and Chief Executive Officer
Michael P. DeCesare	0	0	115,500/	284,500	$0/$54,500
Executive Vice President, Worldwide Field Operations
Howard I. Shao	0	0	313,282/	64,539	$1,221,263/$257,345
Executive Vice President, Founder and Chief Technology Officer
Mark D. Frost	30,000	$314,779	54,614/	117,952	$386,664/$845,836
Vice President and General Manager, Product Operations
Joseph P. Gabbert	0	0	160,248/	120,837	$408,437/$171,563
Executive Vice President, Worldwide Human Resources
Russell Harris	158,542	$1,651,214	0/	0	$0
Former Executive Vice President, Worldwide Field Operations

(1)	Based on the fair market value of the underlying shares on the date of exercise less the exercise or base price.

(2)	Based on the fair market value of the underlying shares on the last day of the fiscal year less the exercise or base price.

Employment and Change of Control Agreements

Change of Control Severance Benefit Plan

      The President and Chief Executive Officer and all of the Named Executive Officers are covered by the Documentum, Inc. Change of Control Severance Benefit Plan adopted by the Company in February 1999 (the “Severance Plan”). Under the Severance Plan, if the Chief Executive Officer’s or a Named Executive Officer’s employment, within 24 months after a change of control, is involuntarily terminated without cause or he/she resigns for Good Reason (as defined in the Severance Plan), the employee will receive severance payments determined based on the employee’s position:

•	For Named Executive Officers: (i) a lump sum cash payment equal to (a) 12 months of annual base salary and (b) 100% of such employee’s target or incentive bonus for such year; and (ii) 24 months of accelerated vesting for all outstanding options.

•	For the Company’s Chief Executive Officer: (i) a lump sum cash payment equal to (a) 24 months of annual base salary and (b) 200% of the Chief Executive Officer’s target or incentive bonus for such year; and (ii) 24 months of accelerated vesting for all outstanding options.

      In addition, the employee will receive an amount equal to the target bonus amount for the employee for the relevant period in which the employee’s termination of employment occurs, prorated on a daily basis through the termination date. The Severance Plan also provides for certain other benefits, including insurance, medical, vision, dental, and hospitalization benefits, and participation in outplacement programs. The Company may amend or terminate the Severance Plan at any time; provided, however, that no such amendment or termination may occur following a change in control if such amendment or termination would affect the rights of any persons who were employed by the Company prior to the change in control.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION(1)

      The Board of Directors of the Company (the “Board”) has delegated to the Compensation Committee of the Board (the “Committee”) the authority to establish and administer the Company’s compensation programs. During the fiscal year ending December 31, 2002, the Compensation Committee was composed of Mr. Pehl and Mr. Hamm. The Committee is responsible for: (i) determining the most effective total executive compensation, based upon the business needs of the Company and consistent with stockholders’ interests; (ii) administering the Company’s executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

      The goals of the Committee with respect to executive compensation are to align executive compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company, and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets.

      Base Salary. The Committee recognizes the importance of maintaining compensation practices and levels of compensation that are competitive with other enterprise software companies. Base salary represents the fixed component of the executive compensation program. The Company’s philosophy regarding base

      1This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

salaries is to maintain salaries within the industry average. The Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In general, the salaries of executive officers are not determined by the Company’s achievement of specific corporate performance criteria. Instead, the Committee determines the salaries for executive officers based upon a review of salary surveys of other publicly traded enterprise software companies of similar size and competitive nature. Based upon such surveys, the Committee has set executive officers’ salaries generally within the range of competitive salaries of established comparable companies in the enterprise software industry. After reviewing the executive officers’ salaries, the Committee made a decision not to increase the Named Executive Officers’ salaries for fiscal years 2002 and 2003; except that the Chief Executive Officer’s salary was increased for fiscal year 2003 as described below.

      Bonus. Cash bonus awards are designed to award executives for exemplary individual performance in assisting the Company to achieve its annual and long-term goals. It is the Committee’s philosophy that bonuses when combined with salaries create total compensation which is competitive with other similar enterprise software companies. Bonus awards for executives depend on the extent to which Company and individual performance objectives are achieved, with greater weight given to the Company’s performance. The Company’s performance objectives include operating, strategic and financial goals considered critical to the Company’s fundamental long-term goal of building stockholder value. For fiscal 2002, these goals included certain quarterly and annual financial performance goals, improving market leadership position in the U.S. and internationally, expanding strategic vertical markets, sustaining and improving customer satisfaction levels, developing additional products and differentiating the Company’s technology, and building the Company’s infrastructure to support sales and marketing efforts.

      In October 2001, the Company implemented a 15% reduction in total cash compensation targets of executives for fiscal year 2002. Base salaries for executives remained unchanged, but the bonus component of each executive’s total compensation package was substantially reduced to achieve overall reduction to target compensation. Bonus payouts in fiscal year 2002, for achievements by executive officers in fiscal year 2001, were generally paid at, or below, the original target level due to prevailing market conditions in fiscal year 2001.

      Equity Compensation. The 1993 Equity Incentive Plan, the 1996 Equity Incentive Plan and the Employee Stock Purchase Plan offered by the Company have been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Committee strongly believes that a key goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to participate in the financial gain from Company stock price increases, thereby aligning the interests of stockholders, executives and employees. Executives are eligible to receive stock options generally not more often than once a year, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of the Company’s 1993 Equity Incentive Plan and the 1996 Equity Incentive Plan. Options granted to executive officers and employees generally have exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant, vest over four years and expire ten years from the date of grant.

      The Company has used stock options as a key incentive to attract and motivate its executive officers. Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by the Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. After considering the criteria relating to awarding stock options, the Committee determined that certain executive officers would receive option grants in 2002 based on the achievement of specific performance criteria. See “Option/ SAR Grants in Last Fiscal Year” for information regarding option grants made in fiscal year 2002 to certain Named Executives Officers of the Company.

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than one million dollars ($1,000,000) of compensation paid to certain Named Executive Officers in a taxable year. Compensation above one million dollars ($1,000,000) may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under the Company’s 1993 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation” and thus deductible by the Company.

CEO Compensation

      The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for persons serving as the Company’s Chief Executive Officer. The base salary for David DeWalt was determined based on comparisons with other public enterprise software companies as described above and was set competitively to those companies. For fiscal year 2002, Mr. DeWalt’s total target cash compensation was reduced by 15% as part of the Company’s total cash compensation reduction program implemented in October 2001. Mr. DeWalt was paid an annual base salary of $335,000 and a bonus of $284,468 in fiscal year 2002, for achievements in fiscal year 2001, at a level of 104% of his reduced target cash compensation. In 2003, Mr. DeWalt’s base salary compensation was increased to $365,000 and his bonus target was increased to $400,000 for 2003, based on a combination of market comparisons and Committee judgment of his individual performance in leading the Company.

      In deciding whether to award additional stock options, the Committee considers the other components of the Chief Executive Officer’s compensation package and the number of outstanding unvested options currently held by the Chief Executive Officer. Mr. DeWalt was not granted any options to purchase additional shares in 2002. As described above, in determining where Mr. DeWalt’s total compensation is set within the ranges and in light of the considerations described above, the Committee by necessity makes certain subjective evaluations. Compared to other software companies surveyed by the Company, the salary, bonus and stock options for Mr. DeWalt is within the range of competitive practices.

Conclusion

      The Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other leading software companies with which the Company competes for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company. The Committee remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation.

Compensation Committee:

     Michael Pehl
     John Hamm

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As noted above, the Company’s Compensation Committee consists of Michael Pehl and John Hamm. No member of this Committee was at any time during the year ended December 31, 2002, or at any other time, an officer or employee of the Company. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors.

OPTION REPRICING INFORMATION

      The Company believes a cornerstone of its success has been the retention and motivation of its employees through the Company’s long-term incentive program, which includes the 1993 Equity Incentive Plan (the “1993 Plan”) and the 1996 Equity Incentive Plan (the “1996 Plan”). Many of the outstanding options under the 1993 Plan and the 1996 Plan, however, had exercise prices that were significantly higher than the then current market price of the Company’s Common Stock. Accordingly, these options no longer provided the intended long-term incentive and the Company determined it was appropriate to offer an exchange program.

      On April 19, 2001, the Company instituted an option exchange program whereby all employees were given the option to cancel certain previously granted options in exchange for newly granted options on a one-to-one basis (the “Program”). The elections to cancel options were effective on June 6, 2001 and the replacement options were granted on December 11, 2001. All replacement options granted under the Program have an exercise price equal to the market price of the Company’s Common Stock on the December 11, 2001 date of grant and have the same vesting schedule as the cancelled options.

      The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.

Ten Year Option/ SAR Repricings

		Number of
		Securities
		Underlying				Length of Original
		Options/SARs	Market Price of	Exercise Price		Option Term
		Repriced or	Stock at Time	at Time of	New Exercise	Remaining at
		Amended	of Repricing or	Repricing or	Price	Date of Repricing
Name	Date	(#)	Amendment($)	Amendment($)	($)	or Amendment

David G. DeWalt	12/11/01	900,000	17.5400	$37.6250	17.5400	9 years
President and Chief Executive Officer

Michael P. DeCesare	N/A	N/A	N/A	N/A	N/A	N/A
Executive Vice President, Worldwide Field Operations

Howard I. Shao	10/09/98	62,395	$12.3125	$16.9375	$12.3125	8.25 years
Executive Vice President,	10/09/98	17,604	$12.3125	$16.9375	$12.3125	8.25 years
Founder and Chief	10/09/98	95,264	$12.3125	$15.1565	$12.3125	9 years
Technology Officer	10/09/98	4,736	$12.3125	$15.1565	$12.3125	9 years

Mark Frost	N/A	N/A	N/A	N/A	N/A	N/A
Vice President and General Manager, Product Operations

Joseph P. Gabbert	10/09/98	16,000	$12.3125	$15.0000	$12.3125	7.75 years
Executive Vice President,	10/09/98	20,000	$12.3125	$16.9375	$12.3125	8.25 years
Worldwide Human	10/09/98	15,278	$12.3125	$15.1565	$12.3125	9 years
Resources	10/09/98	64,722	$12.3125	$15.1565	$12.3125	9 years

Russell Harris	N/A	N/A	N/A	N/A	N/A	N/A
Former Executive Vice President, Worldwide Field Operations

PERFORMANCE MEASUREMENT COMPARISON(1)

      The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1997 for (i) the Company’s Common Stock, (ii) the NASDAQ Stock Market Index (“NASDAQ”) and (iii) the Morgan Stanley High Technology Index 35 (the “MSH 35”)). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 2002.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Among Documentum, Inc., The NASDAQ Stock Market (U.S.) Index
and the Morgan Stanley Technology 35 Index

	Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02

DOCUMENTUM, INC.	100.00	126.85	142.14	235.91	103.12	74.35
NASDAQ STOCK MARKET (U.S.)	100.00	140.99	261.48	157.42	124.89	86.33
MORGAN STANLEY TECHNOLOGY 35	100.00	190.53	355.97	211.05	171.50	108.25

      1This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

      During 2002, the Company recognized net revenues of approximately $2.7 million on license and service arrangements with Deutsche Bank AG. As of December 31, 2002, Deutsche Bank AG owned approximately 7.44% of the Company’s Common Stock. The Company’s management believes that prices charged by the Company on arrangements with Deutsche Bank AG were comparable to those given to other customers of the Company.

      During 2002, the brother of David DeWalt, the Company’s President and Chief Executive Officer, was employed by the Company as Vice President, Partner Management. The Company’s management believes that Mr. DeWalt’s brother received total compensation which was comparable with similarly situated employees within the Company.

      During 2002, the brother-in-law of Michael P. DeCesare, the Company’s Executive Vice President, Worldwide Field Operations, was employed as a member of the Company’s sales force. The Company’s management believes that Mr. DeCesare’s brother-in-law received compensation which was comparable with similarly situated employees within the Company.

“HOUSEHOLDING” OF PROXY MATERIALS

      In December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., banks and brokers) to satisfy the delivery requirements for proxy statements, prospectuses and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of proxy statements, prospectuses and annual reports, as the case may be, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      If you currently receive multiple copies of our proxy statement and Annual Report on Form 10-K at your address and would like to request “householding” of your communications, please contact your bank or broker or, if you hold shares of Documentum stock in your name, you should contact EquiServe, the Company’s transfer agent, at (877) 282-1169 or via the Internet at www.equiserve.com. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker or EquiServe.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Sayed Darwish
Vice President, General Counsel and Secretary

April 25, 2003

      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Corporate Secretary, Documentum, Inc. 6801 Koll Center Parkway, Pleasanton, CA 94566.

DCI-PS-03

DETACH HERE	ZDCIC2

P R O X Y
PROXY

DOCUMENTUM, INC.

6801 Koll Center Parkway
Pleasanton, CA 94566

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints David G. DeWalt and Sayed Darwish, or either of them, proxies, with full power of substitution, to vote all shares of Common Stock of Documentum, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 6801 Koll Center Parkway, Pleasanton, CA 94566 on Tuesday, May 27, 2003 at 10:00 a.m., local time, and at any adjournment thereof, for the following purposes set forth on the reverse side.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DOCUMENTUM, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet 1. Log on to the Internet and go to http://www.eproxyvote.com/dctm	OR	Vote-by-Telephone 1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZDCIC1

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR all nominees and a vote IN FAVOR of proposal 2.

1.	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

Nominees:	(01) David DeWalt and (02) Michael Pehl

FOR	WITHHELD
☐	☐

☐

For all nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Mark box at right if you plan to attend the Annual Meeting.	☐

Mark box at right for address change and note at left.	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date: